Exhibit 10.32

Supplemental Agreement

(English Translation)

This Supplementary Agreement has been entered into by the following parties on June 12, 2009:

Party A: Taiwan Richlink Enterprise Company Ltd.
Party B: Tianjin Yayi Industrial Co., Ltd.
Party C: Li Liu

Whereas,

Party A and Party B signed Goat Milk Odor Elimination Technology License Agreement on April 10, 2001 (“Original Agreement”). Under the Original Agreement, Party A agrees to authorize Party B to use two proprietary technologies regarding physical treatment of goat milk and chemical treatment of goat milk (“Proprietary Technologies”) for fee for a period of ten years upon the end of which Party B shall have the right to continue using such Proprietary Technologies free of any further charges. The license fee for such Proprietary Technology is RMB 0.2 million Yuan per year, RMB 2 million Yuan in total. Up to the signing date of this supplementary agreement, Party B has paid RMB 0.2 million Yuan to Party A.

The parties hereby entered into this supplementary agreement as follows:

1.   Each party agrees that the total license fee for the Proprietary Technologies shall be reduced to RMB 1.0 million Yuan; Party C shall, on behalf of Party B, pay the remaining license fee of RMB 0.8 million Yuan in lump sum to Party A. Party A agrees to waive Party B’s obligation to pay the remaining license fee, and hereby irrevocably waives the right to claim the remaining license fee with respect to the Proprietary Technologies.

2.   Each party agrees the right to use the Proprietary Technologies as Party A grants to Party B is exclusive licensing within the mainland China.

3.   Party A represents hereby that, it is the owner of the intellectual rights with respect to the Proprietary Technologies; it has the right to license such Proprietary Technologies to Party B; and the licensing to use the Proprietary Technologies as granted by Party B will not infringe upon any third party’s intellectual rights or any other rights.

4.   Party A agrees that Party B and its affiliates and subsidiaries have the right to use the Proprietary Technologies free of charge and without any time limitation.

5.   The formulation, effectiveness, interpretation, performance and dispute resolution with respect to the Original Agreement and this supplemental agreement shall be governed by and interpreted according to the PRC law.

6.   The Original Agreement shall govern matters not covered by this supplemental agreement.

In witness hereof, each party of this supplemental agreement has caused its authorized representative to execute this supplemental agreement on the date first appears above.

Party A: Taiwan Richlink Enterprise Company Ltd.
(Corporate seal)

Party B: Tianjin Yayi Industrial Co., Ltd.
Authorized Representative: /s/ Li Liu
Corporate seal

Party C: Li Liu
Signature: /s/ Li Liu